BD2203BD

Allstate Life Insurance Company

Std. Mail: P.O. Box 80469, Lincoln, NE 68501-0469

Express: 2940 S. 84th St., Lincoln, NE 68506-4142

Phone: 1-800-203-0068 FAX: 1-866-628-1006

Application for:

Allstate® Advisor Variable Annuities

Issued by Allstate Life Insurance Company

1. PROGRAM SELECTION

FOR BROKER USE ONLY:

*Not available in all States

☐ADVISOR

7-YR. SC

☐Program A

☐Program B

☐Program C

☐Program D*

☐ADVISOR PREFERRED

☐Package I ☐Package II ☐Package III

0-YR. SC 3-YR. SC 5-YR. SC

☐Program B ☐Program B

☐Program C ☐Program C

☐ADVISOR PLUS

8-YR. SC

☐Program A

☐Program B

☐Program C

2. SELECT OPTIONAL BENEFIT(S) - Optional Benefits are subject to certain age and other restrictions. May not be available with all products. Additional charges may apply. Refer to the prospectus for current charges approved under the contract.

A. LIVING BENEFIT OPTIONS - If selecting an optional Living Benefit, please complete the following steps. If not selecting a Living Benefit, please skip to section 2B below. Investment restrictions apply. For more information, please refer to the instruction page.

Step 1: Select a Living Benefit: (Select one)

a. TrueReturn® Accumulation Benefit:

☐TrueReturn Guarantee Option 1............Rider Period: _______ years (8 - 20)

☐TrueReturn Guarantee Option 2............Rider Period: _______ years (10 - 20)

b. SureIncomeSM Withdrawal Benefit:

☐SureIncome Plus (available ages 0-85)

☐SureIncome for Life (available ages 50-79)

Step 2: Select a Living Benefit Investment Choice: (Select one)

☐TrueBalance® Asset Allocation Program (Use section 12A to choose your Asset Allocation Model)

☐Fidelity VIP Freedom Funds (Use section 12B to choose your Fidelity VIP Freedom subaccount)

☐Custom Model (Use section 12C to choose your subaccounts)

B. DEATH BENEFIT OPTIONS - Select all that apply.

☐Maximum Anniversary Value - Available for owners, annuitant, and co-annuitant age 0-79

☐Enhanced Beneficiary Protection - Available for owners, annuitant, and co-annuitant age 0-79

☐Earnings Protection Death Benefit - Available for owners, annuitant, and co-annuitant age 0-79

☐Spousal Protection Benefit - Available for IRAs where owners and annuitants age 0-90, and co-annuitant age 0-79 (limitations may apply)

3. OWNER - If no Annuitant is specified in Section 6, the Owner will be the Annuitant.

                         ☐Male ☐Female

_________________________________________________________________________________

NAME                                                                                                                                             GENDER

_________________________________________________________________________________

SSN/TIN                                                       DATE OF BIRTH                                      PHONE

_________________________________________________________________________________

STREET ADDRESS (NO PO BOXES OR C/O)          CITY                          STATE                  ZIP

_________________________________________________________________________________

MAILING ADDRESS (IF DIFFERENT FROM ABOVE)     CITY                  STATE                 ZIP

FOR APPLICANTS IN ARIZONA: Upon your written request we will provide you, within a reasonable period of time, reasonable factual information concerning the benefits and provisions of the annuity contract. If for any reason you are not satisfied with the contract, you may return it within 30 days after it is delivered and receive an amount equal to the sum of (i) the difference between the purchase payments paid and the amount allocated to any account under the contract and (ii) the contract value on the date the returned contract is received by our company or our agent.

Bar Code Here — Home Office Use Only

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4. OWNER TYPE

/ / Individual             / / Grantor Trust      / / Non-Grantor Trust    / / Partnership   / / Corporation/Association

/ / CRT                      / / Minor                   / / Custodial                     / /Tax Exempt Organization

5. JOINT OWNER - If any

                       ☐Male ☐Female

_________________________________________________________________________________

NAME        GENDER

_________________________________________________________________________________

SSN/TIN                                                       DATE OF BIRTH                        RELATIONSHIP TO OWNER

_________________________________________________________________________________

STREET ADDRESS (NO PO BOXES OR C/O)          CITY                          STATE                  ZIP

6. ANNUITANT INFORMATION - Complete only if different from the Owner listed above.

                              ☐Male ☐Female

_________________________________________________________________________________

ANNUITANT NAME                                                                                                      GENDER

_________________________________________________________________________________

SSN/TIN                                                       DATE OF BIRTH                                RELATIONSHIP TO OWNER

_________________________________________________________________________________

STREET ADDRESS (NO PO BOXES OR C/O)          CITY                          STATE                  ZIP

_________________________________________________________________________________

                           ☐Male ☐Female

_________________________________________________________________________________

CO-ANNUITANT NAME                       SSN/TIN                         DATE OF BIRTH              GENDER

(COMPLETE ONLY IF SPOUSAL PROTECTION BENEFIT IS SELECTED IN SECTION 2B)

7. BENEFICIARY(IES) - Spouse must be sole Primary Beneficiary if the Spousal Protection Benefit is selected in Section 2B.

PRIMARY BENEFICIARY 1 NAME SSN/TIN DATE OF BIRTH RELATIONSHIP TO OWNER PERCENTAGE

STREET ADDRESS (NO PO BOXES OR C/O) CITY STATE ZIP

                                                                                                                                                                     %

BENEFICIARY 2 NAME ☐Primary ☐Contingent SSN/TIN DATE OF BIRTH RELATIONSHIP TO OWNER PERCENTAGE

STREET ADDRESS (NO PO BOXES OR C/O) CITY STATE ZIP

                                                                                                                                                                     %

BENEFICIARY 3 NAME ☐Primary ☐Contingent SSN/TIN DATE OF BIRTH RELATIONSHIP TO OWNER PERCENTAGE

STREET ADDRESS (NO PO BOXES OR C/O) CITY STATE ZIP

                                                                                                                                                                      %

BENEFICIARY 4 NAME ☐Primary ☐Contingent SSN/TIN DATE OF BIRTH RELATIONSHIP TO OWNER PERCENTAGE

STREET ADDRESS (NO PO BOXES OR C/O) CITY STATE ZIP

NAME PARTY (E.G. “OWNER”) COUNTRY

PERMANENT RESIDENT CARD NUMBER (ATTACH COPY IF AVAILABLE) VISA NUMBER AND TYPE (ATTACH COPY IF AVAILABLE)

8. CITIZENSHIP - If more space is necessary, use Special Remarks section

Are the following Parties U.S. Citizens? - If “NO” Complete Below ??Owner ☐Yes ☐No Joint Owner ☐Yes ☐No

Annuitant(s) ☐Yes ☐No Beneficiary(ies) ☐Yes ☐No

9. TYPE OF PLAN

☐Nonqualified ☐Traditional IRA ☐SEP-IRA ☐Roth IRA ☐Other________________________________

Tax year for which IRA contribution is being made____________ Contribution by: ☐Employer ☐Individual

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10.  INITIAL PAYMENT - IMPORTANT: Please make sure client name and Social Security Number appear on all client checks.

INITIAL PURCHASE PAYMENT: $_________________ MAKE CHECK PAYABLE TO ALLSTATE LIFE INSURANCE COMPANY.

A. SOURCE OF PAYMENT

☐Initial Payment ☐Transfer ☐Rollover ☐1035 Exchange

B. METHOD OF PAYMENT

☐Personal Check ☐Cashier’s Check/Money Order ☐Wire ☐Other_________________________________________

11. ALLOCATION OF PAYMENT - COMPLETE ONE OF THE FOLLOWING THREE OPTIONS

A. This option available only if SELECTING TrueReturn®or SureIncomeSMBenefits in Section 2A. Allocations must be whole percentages and total 100%. If NOT selecting TrueReturn or SureIncome Benefits, move to options 11B or 11C below.

1. ☐_____% of purchase payment allocated to: the TrueBalance Asset Allocation Model selected in Section 12A; the Fidelity VIP

Freedom Funds subaccount selected in Section 12B or; the variable subaccount(s) selected in Section 12C.

2.☐_____% of purchase payment allocated to the DCA Account*. Money will be transferred in equal monthly installments out of the

DCA Account to: the TrueBalance Asset Allocation Model selected in Section 12A; the Fidelity VIP Freedom Funds subaccount selected in Section 12B or; the variable subaccount(s) selected in Section 12C. All money must be transferred out of the DCA Account by the end of the selected installment period.

Select ONE: ☐6-month DCA Account in ________ (3-6) monthly installments

☐12-month DCA Account in ________ (7-12) monthly installments

B. This option available only if NOT SELECTING TrueReturn® or SureIncomeSM Benefits in Section 2A. Allocations must be whole percentages and total 100%.

1. ☐_____% of purchase payment allocated to: the TrueBalance Asset Allocation Model selected in Section 12A; the Fidelity VIP Freedom Funds subaccount selected in Section 12B or; the variable subaccount(s) selected in Section 12C.

2. ☐_____% of purchase payment allocated to the DCA Account*. Money will be transferred in equal monthly installments out of the DCA Account to: the TrueBalance Asset Allocation Model selected in Section 12A; the Fidelity VIP Freedom Funds subaccount selected in Section 12B or; the variable subaccount(s) selected in Section 12C. All money must be transferred out of the DCA Account by the end of the selected installment period.

Select ONE: ☐6-month DCA Account in ________ (3-6) monthly installments

☐12-month DCA Account in ________ (7-12) monthly installments

3. ☐_____% of purchase payment allocated to the Guarantee Period Accounts*. Allocations must be whole percentages

Portion to allocate to Guarantee Period Accounts** ☐1-Year Guarantee Period ________ %

☐3-Year Guarantee Period ________ %

☐5-Year Guarantee Period ________ %

☐7-Year Guarantee Period ________ %

☐10-Year Guarantee Period ________ %

C.☐Growback Strategy* - This option available only if NOT SELECTING TrueReturn® or SureIncomeSM Benefits in Section 2A.

A portion of purchase payment allocated to the (select one) ☐1 ☐3 ☐5 ☐7 OR ☐10 Year Guarantee Period Account** and the remainder allocated to: the TrueBalance Asset Allocation Model selected in Section 12A; the Fidelity VIP Freedom Funds subaccount selected in Section 12B or; the variable subaccount(s) selected in Section 12C. The portion allocated to the Guarantee Period Account will grow to an amount equal to the initial purchase payment by the end of the guarantee period, assuming no withdrawals or transfers.

This strategy may be terminated or modified at any time by the insurer (except in OR and WA) or you by providing written notice to the other party or, if investment option balances are inadequate, by executing the requested transfer. In the unlikely event that another financial transaction request is received on the transfer date, the insurer may delay processing the scheduled transfer if enrolling in Systematic Withdrawals.

* May not be available in all states or with all products.

** The 3, 5, 7, and 10-year Guarantee Period Accounts are subject to Market Value Adjustment (MVA). MVA accounts are not standard fixed accounts and do not have a contractually guaranteed minimum interest rate. See contract or prospectus for more details. Guarantee Period Accounts may not be available in all products. IMPORTANT - MVA does not apply in GA, MD, OR, TX, and WA. The 1-year guarantee period account is not available in MA.

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12. INVESTMENT CHOICES - Please complete ONE of the following three sections to allocate the variable portion of your purchase payment.

A. TRUEBALANCE® ASSET ALLOCATION PROGRAM - May not be available in all states or with all products

Select ONE of the following models if you wish to use the TrueBalance Asset Allocation Program to allocate your purchase payment or DCA transfers among the variable subaccounts. If you have chosen to allocate a portion of your purchase payment to the DCA or Guarantee Period Accounts (including the Growback Strategy), the remainder of your purchase payment will be allocated according to the model you select.

By selecting one of these asset allocation models, you acknowledge receipt of the TrueBalance Asset Allocation Program materials, which describe each model, as well as the program’s terms and conditions. Purchase payments will be allocated and transfers will be made automatically among the subaccounts according to the model you selected. Each model represents a combination of subaccounts with varying degrees of risk. The models do not include the DCA or Guarantee Period Accounts.

☐Conservative ☐Moderately Conservative ☐Moderate1 ☐Moderately Aggressive1 ☐Aggressive1

B. FIDELITY VIP FREEDOM FUNDS - May not be available in all states or with all products

Select ONE of the following subaccounts if you wish to have your purchase payments or DCA transfers allocated to one of the Fidelity VIP Freedom subaccounts. If you have chosen to allocate a portion of your purchase payment to the DCA or Guarantee Period Accounts (including the Growback Strategy), the remainder of your purchase payment will be allocated according to the subaccount you select.

☐VIP Freedom Income Portfolio ☐VIP Freedom 2010 Portfolio ☐VIP Freedom 2020 Portfolio1 ☐VIP Freedom 2030 Portfolio1

C. VARIABLE SUBACCOUNTS - Complete this section only if NOT completing EITHER section 12A or 12B above. Allocations must be whole percentages and add up to 100% (excluding any portion of purchase payment allocated to DCA or Guarantee Period Accounts in Section 11).

If you selected the TrueReturn® or SureIncomeSM Living Benefit in Section 2A, your investment choices may be limited. Please refer to the instruction page for details. Subaccounts in bold letters are not available for selection with the TrueReturn or SureIncome benefits.

MONEY MARKET

_______% Putnam VT Money Market

_______% Van Kampen LIT Money Market

BOND

_______% FTVIP Franklin U.S. Government

_______% Oppenheimer Core Bond/VA

_______% Oppenheimer Strategic Bond/VA

_______% Putnam VT Income

HIGH YIELD BOND

_______% Lord Abbett Series Fund - Bond-Debenture

_______% Oppenheimer High Income/VA

_______% Putnam VT High Yield

BALANCED

_______% Fidelity VIP Freedom IncomeSM Portfolio2

_______% Fidelity VIP Freedom 2010 Portfolio2

_______% Fidelity VIP Freedom 2020 Portfolio1

_______% Fidelity VIP Freedom 2030 Portfolio1

_______% FTVIP Franklin Income Securities

_______% Oppenheimer Balanced/VA

_______% Putnam VT The George Putnam Fund of Boston

_______% Putnam VT Global Asset Allocation

_______% Van Kampen UIF Equity and Income

LARGE CAP VALUE

_______% FTVIP Franklin Growth and Income Securities

_______% Lord Abbett Series Fund - All Value

_______% Lord Abbett Series Fund - Growth and Income

_______% Putnam VT Growth and Income

_______% Putnam VT New Value

_______% Van Kampen LIT Comstock

_______% Van Kampen LIT Growth and Income

LARGE CAP BLEND

_______% Fidelity VIP Index 500

_______% Oppenheimer Main Street/VA

_______% Putnam VT Investors

LARGE CAP GROWTH

_______% Fidelity VIP Contrafund®

_______% Fidelity VIP Growth Stock

_______% FTVIP Franklin Large Cap Growth Securities

_______% Oppenheimer Capital Appreciation/VA

_______% Putnam VT Voyager

_______% Van Kampen LIT Emerging Growth

_______% Van Kampen UIF Equity Growth

MID CAP VALUE

_______% FTVIP Mutual Shares Securities

_______% Lord Abbett Series Fund - Mid-Cap Value

_______% Van Kampen UIF U.S. Mid Cap Value

MID CAP GROWTH

_______% Fidelity VIP Mid Cap

_______% Lord Abbett Series Fund Growth Opportunities

_______% Oppenheimer Aggressive Growth/VA

_______% Putnam VT Vista

_______% Van Kampen UIF Mid Cap Growth

SMALL CAP VALUE

_______% FTVIP Franklin Small Cap Value Securities

SMALL CAP BLEND

_______% Oppenheimer Main Street Small Cap/VA

SMALL CAP GROWTH

_______% Van Kampen UIF Small Company Growth

GLOBAL AND INTERNATIONAL

_______% FTVIP Mutual Discovery Securities

_______% FTVIP Templeton Developing Markets Securities

_______% FTVIP Templeton Foreign Securities

_______% Oppenheimer Global Securities/VA

_______% Putnam VT International Equity

_______% Van Kampen UIF Global Franchise

SPECIALTY

_______% Van Kampen UIF Emerging Markets Debt

_______% Van Kampen UIF U.S. Real Estate

100 % TOTAL

1 These options are not available with TrueReturn® Guarantee Option 1

2 These options are not available with TrueReturn Guarantee Option 1 except when completing Section 12B and allocating 100% of the variable portion of the purchase payment to the selected Fidelity VIP Freedom Funds subaccount.

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13. SPECIAL REMARKS

14. FRAUD WARNINGS - Please refer to the following required fraud warnings for your appropriate state

For Applicants in Arkansas, District of Columbia, Kentucky, Louisiana, Maine, New Mexico, Ohio, Pennsylvania, and Tennessee: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the Company. Penalties may include imprisonment, fines, denial of insurance, or civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

For Applicants in Florida: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

For Applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy us subject to criminal and civil penalties.

For Applicants in Virginia: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

For applicants in Puerto Rico: Any person who knowingly and with the intention to defraud includes false information in an application for insurance or file, assist or abet in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony and if found guilty shall be punished for each violation with a fine of no less than five thousands dollars ($5,000), not to exceed ten thousands dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.

15. REPLACEMENT INFORMATION

A. Do you have any existing annuity or life insurance contracts? ☐Yes ☐No

B. Will the annuity applied for replace one or more existing annuity ☐Yes ☐No (If yes, please complete the following.)

or life insurance contracts?

Company: _______________________________________________________

Policy No. ________________________________

Cost Basis Amount: $ ______________________________________________

Policy Date: ______________________________

C. Have you purchased another annuity during the current calendar year? ☐Yes ☐No

D. Do you or any joint owner currently own an annuity issued by the insurer? ☐Yes ☐No

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16. DISCLOSURES AND OWNER’S ACKNOWLEDGEMENTS

Annuities and insurance products are not insured by the Federal Deposit Insurance Corporation (FDIC), Federal Reserve Board, National Credit Union Administration (NCUA), National Credit Union Share Insurance Fund (NCUSIF), or any other agency of the United States, or the bank or credit union, or an affiliate of the bank or credit union. Annuities are not obligations of any bank. The financial institution does not guarantee performance by the insurer issuing the annuity. Variable annuities involve investment risk, including potential loss of principal. Any benefits, values or payments based on performance of the segregated accounts may vary (increase or decrease) and are NOT guaranteed by our company, or any other insurance company, and are not guaranteed by the U.S. government or any state government. The owner bears all risk for amounts allocated to the variable portfolios.

Variable annuities are not protected by the Securities Investor Protection Corporation (SIPC) as to the loss of the principal amount invested.

I / We have read the disclosure statement above, and:

/ / understand a copy of this application signed by the Agent will be the receipt for the first purchase payment. If the insurer declines this application, the insurer will have no liability except to return the first purchase payment.

/ / represent that my acknowledgments and statements provided in this application are complete and true to the best of my knowledge and belief.

/ /acknowledge receipt of a variable annuity prospectus.

/ /acknowledge any additions or corrections to this application are subject to my approval. By accepting the annuity issued, I / We confirm these modifications.

/ /have read the applicable Fraud Warning for my state in Section 14.

/ / understand that annuity payments or surrender values, when based upon the investment experience of a separate account, are variable and not guaranteed as to a fixed dollar amount. I understand that withdrawals made prior to the end of a guarantee period for the MVA fixed account may be subject to a Market Value Adjustment (MVA) which may be positive or negative.

To request a Statement of Additional Information (SAI), check here ☐

SUBSTITUTE FORM W-9

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); AND

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the

Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends,

or (c) the IRS has notified me that I am no longer subject to backup withholding; AND

3. I am a U.S. person (including U.S. resident alien).

The penalty of perjury certification applies only to the certifications in this substitute Form W-9.

The Internal Revenue Service does not require your consent to any provisions of this document other than the certification required to avoid backup withholding.

_________________________________________________________________________________________________

OWNER’S SIGNATURE                                                                         JOINT OWNER’S SIGNATURE

_________________________________________________________________________________________________

SIGNED AT:      CITY, STATE                                                                               DATE

Sign Here

Not FDIC,

NCUA / NCUSIF Insured

May LoseValue

No Bank or Credit Union Guarantee

Not a Deposit

Not Insured by any Federal Government Agency

Variable annuities are not protected by the Securities Investor Protection

Corporation (SIPC) as to the loss of the principal amount invested.

17. FOR AGENT USE

To the best of your knowledge, as Agent, does the applicant have an existing annuity or life insurance contract? ☐Yes ☐No

Do you, as Agent, have reason to believe the product applied for will replace existing annuities or life insurance? ☐Yes ☐No

___________________________________________________________________________

LICENSED AGENT SIGNATURE                                          PRINT NAME                             BROKER/DEALER

_________________________________________________________________________________________________________

SOCIAL SECURITY NUMBER (REQUIRED)                           ADDRESS

_________________________________________________________________________________________________________

LICENSED I.D. #                                                                E-MAIL ADDRESS                       TELEPHONE

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